Exhibit 99.1

FOR IMMEDIATE RELEASE

November 3, 2008

Interline Brands, Inc.

Announces Third Quarter 2008

Sales and Earnings Results

Jacksonville, Fla. – November 3, 2008 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products, reported sales and earnings for the quarter ended September 26, 2008.

Sales for the third quarter of 2008 decreased 3.8% compared to the comparable 2007 period.  Earnings per diluted share were $0.42 for the third quarter of 2008, a decrease of 14% compared to earnings per diluted share of $0.49 in the same period last year.  Third quarter earnings include a previously announced $0.03 per share charge associated with planned workforce reductions and the closing of certain underperforming professional contractor showrooms.  Excluding these costs, diluted earnings per share were $0.45 for the third quarter, a decrease of 8% compared to earnings per diluted share of $0.49 in the same period last year.

Michael Grebe, Interline’s Chairman and Chief Executive Officer commented, “The unprecedented global financial events of the third quarter of 2008 posed many obstacles for us at Interline Brands and negatively impacted each of our key end-markets to some extent.  Despite these events, we were able to achieve our stated guidance and manage the business for long-term growth while continuing our progress with our cost savings initiatives.  Just as important, we have a strong management team in place with the track record and experience to navigate the Company through a difficult operating environment.”  Mr. Grebe continued, “While market volatility has created new headwinds, we have remained focused on building a highly competitive, stronger, and more profitable company.  We have thoroughly examined our liquidity position and cash flows, and we are confident that our prudent fiscal management has positioned us to emerge as a leader when the current economic storm subsides.”

Third Quarter 2008 Performance

Sales for the quarter ended September 26, 2008 were $317.5 million, a 3.8% decrease compared to sales of $330.2 million in the comparable 2007 period.  Interline’s facilities maintenance end-market, which comprised 70% of sales, declined 2.4% during the third quarter on an average daily sales basis, and declined 3.7% on an average organic daily sales basis.  The pro contractor end-market, which comprised 19% of sales, declined 10.1% in the quarter and the specialty distributor end-market, which comprised 11% of sales, declined 3.6% for the quarter.

“Sales to the facilities maintenance end-market were down slightly compared to historically high comparables for 2007, which included 23% growth in our multi-family housing market.  Sales in our recently integrated AmSan brand grew by roughly 3.8% on an average organic daily sales basis, but these results were offset by continued declines in the smaller pro contractor and specialty distributor end-markets,” said Mr. Grebe.

Gross profit decreased $4.5 million to $120.9 million for the third quarter of 2008.  However, as a percentage of net sales, gross profit was 38.1 percent, a 10 basis point increase compared to the third quarter of 2007.

Selling, general and administrative expenses for the third quarter of 2008 included $2.1 million of expenses related to severance costs for the reduction in force, the cost of closing certain professional contractor showrooms, and the cost of distribution center consolidation projects.  Including these expenses, selling, general and administrative expenses for the third quarter of 2008 decreased $0.3 million to $87.8 million from $88.1 million for the third quarter of 2007.  As a percentage of net sales, SG&A expenses were 27.7% compared to 26.7% in the comparable period of 2007.  This percentage increase was primarily the result of the $2.1 million of expenses described above, as well as higher fixed occupancy costs on a lower sales base.

As a result, third quarter 2008 operating income of $28.8 million, or 9.1% of sales, decreased 14.8% compared to $33.8 million, or 10.2% of sales in the third quarter of 2007.

Diluted earnings per share for the third quarter of 2008 were $0.42, a decrease of 14% over diluted earnings per share of $0.49 for the third quarter of 2007.

YTD 2008 Performance

Sales for the nine months ended September 26, 2008 were $918.1 million, a 2.2% decrease over sales of $938.8 million in the comparable 2007 period.

Gross profit decreased $8.9 million, or 2.5%, to $346.8 million for the nine months ended September 26, 2008, compared to $355.7 million in the comparable 2007 period.  As a percentage of net sales, gross profit decreased slightly to 37.8% from 37.9% in the comparable 2007 period.

SG&A expenses for the nine months ended September 26, 2008 were $261.4 million compared to $260.3 million for the nine months ended September 28, 2007.   As a percentage of net sales, SG&A expenses were 28.5% compared to 27.7% in the comparable period of 2007.  The percentage increase was primarily due to the planned costs associated with the previously announced operational initiatives as well as higher fixed costs related to rent and distribution center consolidations.

Operating income was $73.1 million, or 8.0% of sales, for the nine months ended September 26, 2008 compared to $84.6 million, or 9.0% of sales, for the nine months ended September 28, 2007, a 13.6% decrease.

Earnings per diluted share were $1.03 for the nine months ended September 26, 2008, a decrease of 10% over earnings per diluted share of $1.15 for the nine months ended September 28, 2007.  Year to date earnings include a $0.03 per share charge associated with the previously announced workforce reduction and the closing of certain underperforming professional contractor showrooms.

Business Outlook

Mr. Grebe stated, “As we enter the final quarter of 2008, we continue to believe in the strength and viability of our facilities maintenance end-market.  In particular, the institutional market, led by our AmSan brand, continues to generate steady growth in the face of a challenging economic environment. However, the multi-family housing market, which had been performing well for most of the year, faces some new headwinds resulting from the escalating financial crisis and the resulting lockdown in the credit markets. These factors are having an adverse impact on large renovation and upgrade projects which we expect will continue into the fourth quarter.

“The professional contractor and specialty distributor markets continue to demonstrate near-term weakness. The decline in sales has moderated which is encouraging, but not indicative of a recovery yet. For the remainder of 2008, we are expecting results in these markets to be on par with performance exhibited in the first three quarters of the year.

“While much of the one-time costs associated with our cost and efficiency plan are now behind us, and we are well positioned to reap the associated benefits, we will not realize the bulk of the cost savings until 2009. Finally, the impact of a widening spread between our interest earned and interest paid is expected to cost us an additional penny per share during the fourth quarter.

“Taking these factors into consideration we are providing earnings guidance for the fourth quarter of between $0.30 and $0.35, which implies earnings per share of between $1.33 and $1.38 for the full year 2008.”

Conference Call

Interline Brands will host a conference call on November 4, 2008 at 9:00 a.m. Eastern Standard Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 69695009.  This recording will expire on November 18, 2008.  For reference during the call, the Company expects to post certain supplemental slides on the Investor Relations page of its website at www.interlinebrands.com.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations (MRO) products to a diversified customer base made up of professional contractors, facilities maintenance professionals, and specialty distributors primarily throughout the United States, Canada, the Caribbean and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”).  Interline’s management uses non-GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.  References to average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from the AmSan acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the period ended September 26, 2008 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 26, 2008 AND DECEMBER 28, 2007

(in thousands, except share and per share data)

	September 26,	December 28,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$36,112	$4,975
Short-term investments	1,950	48,540
Accounts receivable - trade (net of allowance for doubtful accounts of $9,728 and $7,268)	169,468	154,571
Inventory	231,361	190,974
Prepaid expenses and other current assets	21,987	23,664
Deferred income taxes	19,178	15,359
Total current assets	480,056	438,083

Property and equipment, net	47,470	37,131
Goodwill	319,287	313,462
Other intangible assets, net	133,665	136,734
Other assets	10,837	11,424
Total assets	$991,315	$936,834

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$69,926	$60,159
Accrued expenses and other current liabilities	46,894	42,175
Accrued interest	4,982	838
Income taxes payable	1,581	1,173
Current portion of long-term debt	1,300	2,300
Capital lease - current	232	218
Total current liabilities	124,915	106,863

Long-Term Liabilities:
Deferred income taxes	36,653	33,351
Long-term debt, net of current portion	414,924	416,290
Capital lease - long term	287	464
Other liabilities	1,050	2,452
Total liabilities	577,829	559,420
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of September 26, 2008 and December 28, 2007	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,482,159 issued and 32,397,233 outstanding as of September 26, 2008 and 32,350,188 issued and 32,308,105 outstanding as of December 28, 2007	325	324
Additional paid-in capital	571,453	567,860
Accumulated deficit	(158,081)	(191,666)
Accumulated other comprehensive income	1,485	1,751
Treasury stock, at cost, 84,926 shares as of September 26, 2008 and 42,083 shares as of December 28, 2007	(1,696)	(855)
Total shareholders’ equity	413,486	377,414
Total liabilities and shareholders’ equity	$991,315	$936,834

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND NINE MONTHS ENDED SEPTEMBER 26, 2008 AND SEPTEMBER 28, 2007

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007

Net sales	$317,504	$330,193	$918,079	$938,843
Cost of sales	196,568	204,765	571,293	583,154
Gross profit	120,936	125,428	346,786	355,689

Operating Expenses:
Selling, general and administrative expenses	87,828	88,105	261,426	260,345
Depreciation and amortization	4,319	3,540	12,300	10,758
Total operating expense	92,147	91,645	273,726	271,103
Operating income	28,789	33,783	73,060	84,586

Interest expense	(7,054)	(8,589)	(21,800)	(25,636)
Interest and other income	710	823	2,113	2,171
Income before income taxes	22,445	26,017	53,373	61,121
Income tax provision	8,709	10,029	19,788	23,718
Net income	$13,736	$15,988	$33,585	$37,403

Earnings Per Share:
Basic	$0.42	$0.50	$1.04	$1.16
Diluted	$0.42	$0.49	$1.03	$1.15

Weighted-Average Shares Outstanding:
Basic	32,376,966	32,253,728	32,357,728	32,230,971
Diluted	32,553,518	32,694,550	32,618,370	32,665,772

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 26, 2008 AND SEPTEMBER 28, 2007

(in thousands)

	Nine Months Ended
	September 26,	September 28,
	2008	2007
Cash Flows from Operating Activities:
Net income	$33,585	$37,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,695	11,281
Amortization of debt issuance costs	852	816
Amortization of discount on 8 1/8% senior subordinated notes	109	100
Share-based compensation	2,994	4,857
Excess tax benefits from share-based compensation	(140)	(235)
Deferred income taxes	(667)	402
Provision for doubtful accounts	3,571	2,798
Loss (Gain) on disposal of property and equipment	79	(6)

Changes in assets and liabilities which provided (used) cash, net of business acquired:
Accounts receivable - trade	(16,230)	(37,530)
Inventory	(38,971)	(112)
Prepaid expenses and other current assets	1,703	1,669
Other assets	615	(837)
Accounts payable	8,428	19,501
Accrued expenses and other current liabilities	2,159	2,076
Accrued interest	4,144	1,350
Income taxes payable	513	1,872
Other liabilities	(1,394)	119
Net cash provided by operating activities	14,045	45,524
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(18,712)	(11,500)
Purchase of short-term investments	(35,531)	(75,572)
Proceeds from sales and maturities of short-term investments	82,121	47,347
Purchase of businesses, net of cash acquired	(10,330)	(3)
Net cash provided by (used in) investing activities	17,548	(39,728)
Cash Flows from Financing Activities:
Increase in purchase card payable, net	2,324	4,877
Repayment of term debt	(2,489)	(1,813)
Payment of debt issuance costs	—	(34)
Proceeds from stock options exercised	611	485
Excess tax benefits from share-based compensation	140	235
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(808)	—
Payments on capital lease obligations	(164)	(255)
Net cash (used in) provided by financing activities	(386)	3,495
Effect of exchange rate changes on cash and cash equivalents	(70)	142
Net increase in cash and cash equivalents	31,137	9,433
Cash and cash equivalents at beginning of period	4,975	6,852
Cash and cash equivalents at end of period	$36,112	$16,285

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for :
Interest	$16,823	$23,653
Income taxes, net of refunds	$21,124	$21,691

Schedule of Non-Cash Investing and Financing Activities:
Adjustments to liabilities assumed and goodwill on businesses acquired	$—	$2,137

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND NINE MONTHS ENDED SEPTEMBER 26, 2008 AND SEPTEMBER 28, 2007

(in thousands)

Daily Sales Calculations

	Three Months Ended			Nine Months Ended
	September 26,	September 28,		September 26,	September 28,
	2008	2007	% Variance	2008	2007	% Variance

Net sales	$317,504	$330,193	-3.8%	$918,079	$938,843	-2.2%
Less acquisitions:	(2,957)	—		(4,035)	—
Organic sales	$314,547	$330,193	-4.7%	$914,044	$938,843	-2.6%

Daily sales:
Ship days	63	63		191	191
Average daily sales (1)	$5,040	$5,241	-3.8%	$4,807	$4,915	-2.2%
Average organic daily sales (2)	$4,993	$5,241	-4.7%	$4,786	$4,915	-2.6%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Adjusted EBITDA:
Net income (GAAP)	$13,736	$15,988	$33,585	$37,403
Interest expense	7,054	8,589	21,800	25,636
Interest income	(202)	(394)	(1,090)	(1,383)
Income tax provision	8,709	10,029	19,788	23,718
Depreciation and amortization	4,457	3,637	12,695	11,281
Adjusted EBITDA	$33,754	$37,849	$86,778	$96,655

We define Adjusted EBITDA as net income plus interest expense (income), net, change in fair value of interest rate swaps, cumulative effect of change in accounting principle, loss on extinguishment of debt, secondary offering and IPO related expenses, provision for income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.